   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 1996
                                                     REGISTRATION NO. 33-
                                                                         -------
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                              SUNBASE ASIA, INC.
                  ------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        NEVADA                                            94-1612110
  ----------------------------                         ---------------
  (STATE OR OTHER JURISDICTION                    (I.R.S. EMPLOYEE I.D. NUMBER)
OF INCORPORATION OR ORGANIZATION)


                       19/F., FIRST PACIFIC BANK CENTRE
                             51-57 GLOUCESTER ROAD
                              WANCHAI, HONG KONG
            ------------------------------------------------------
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE, INCLUDING ZIP CODE)

                   1995 SUNBASE ASIA, INC. STOCK OPTION PLAN
                ----------------------------------------------
                         (FULL TITLE OF THE AGREEMENT)

                                 WILLIAM MCKAY
                               2240 BUENA VISTA
                          IRWINDALE, CALIFORNIA 91706

                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                              (818) 358-0181
              ---------------------------------------------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:
                            DAVID L. FICKSMAN, ESQ.
                                LOEB & LOEB LLP
                      1000 WILSHIRE BOULEVARD, SUITE 1800
                        LOS ANGELES, CALIFORNIA  90017
                                (213) 688-3400

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM    Amount of
 TITLE OF SECURITIES       AMOUNT TO BE     OFFERING PRICE    AGGREGATE OFFERING  registration
   TO BE REGISTERED      REGISTERED/(1)/    PER UNIT/(2)/         PRICE/(2)/          fee
-----------------------------------------------------------------------------------------------
Common Stock              2,500,000             $7 3/4            $19,375,000        $6,681
===============================================================================================

/(1)/ DETERMINED PURSUANT TO RULE 457(h).

/(2)/ ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE
      PURSUANT TO RULES 457(c) AND (h), BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE REGISTRANT'S COMMON STOCK ON OCTOBER 17, 1996, AS QUOTED ON THE NASDAQ NATIONAL MARKET.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

          The following documents filed with the Commission by the Registrant are incorporated into this Registration Statement by this reference:

          (a) The Registrant's Annual Report for the fiscal year ended December 31, 1995, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 1996 and June 30, 1996, filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (a) above.

          (d) The description of the Registrant's common stock contained in the Registrant's registration statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

          No description of the class of securities to be offered is required under this item because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

          No such interests.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

          The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

          (a) The Registrant has the power under the Nevada Revised Statutes (the "Statute") to provide indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the Registrant. The person seeking indemnification must have acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Registrant. In the case of a criminal action or proceeding, the person must also have had no reasonable cause to believe such person's conduct was unlawful. The Statute also authorizes indemnification by the Registrant in the case of actions or suits by or in the name of the Registrant. However, such indemnification is limited to expenses actually and reasonably incurred by the person indemnified in connection with the defense or settlement of the action or suit. Expenses include attorneys' fees and amounts paid in settlement. The person indemnified must have acted in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Registrant. The Registrant may not indemnify a person for any claim, issue or matter as to which the person has been adjudged to be liable to the Registrant or for amounts paid in settlement unless a court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnification.

          The Registrant is authorized to indemnify, subject to the respective conditions described above, past or present directors, officers, employees or agents of the Registrant. The Statute also authorizes indemnification of persons who are or were serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

          Pursuant to the Statute, the Registrant must indemnify a director, officer, employee or agent to the extent such individual is successful on the merits "or otherwise" in the defense of any action, suit or proceeding or in the defense of any claim, issue or matter therein. This mandatory indemnification is against expenses actually and reasonably incurred by the indemnitee in connection with a defense. Such indemnification is required even if the indemnitee is successful by reason of a defense that is not based on the merits, such as the statute of limitations. In addition, an indemnitee would be considered successful in the defense of an action, suit or proceeding if it is dismissed with prejudice pursuant to a negotiated settlement agreement which does not provide for any payment or assumption of liability.

          Indemnification is authorized only upon a determination that indemnification is proper under the circumstances. Unless ordered by a court, the determination must be made by the shareholders, the board of directors (by a majority vote of a quorum consisting of directors who are not parties to the action), or by independent legal counsel.

          The Statute provides that the Articles of Incorporation, Bylaws or an agreement may provide that the expenses incurred by an officer or director must be paid by the Registrant as they are incurred and in advance upon receipt of an undertaking to repay if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the corporation.

          (b) The Articles of Incorporation and Bylaws of Registrant generally require indemnification of officers and directors to the fullest extent allowed by law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

          Not Applicable.


ITEM 8.   EXHIBITS.
          --------

          The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

          4.1  1995 Sunbase Asia, Inc. Stock Option Plan

          5.1  Opinion of Loeb & Loeb LLP

          23.1 Consent of Ernst & Young



ITEM 9.   UNDERTAKINGS.
          ------------

          The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold by the termination of the offering.


          (b) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on October 21, 1996.

                                  SUNBASE ASIA, INC.


                                  By: /s/ William McKay
                                      ------------------------------
                                          Name:  William McKay
                                          Title:  President

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                       Title                    Date
           ---------                       -----                    ----

/s/ Gunter Gao                     Chairman and Director        October 21, 1996
--------------------------------
Gunter Gao

/s/ Billy Kan                      Vice Chairman and Director   October 21, 1996
--------------------------------
Billy Kan

/s/ William McKay                  Chief Executive Officer,     October 21, 1996
--------------------------------   President and Director
William McKay

/s/ (Roger) Li Yuen Fai            Vice President and Chief     October 21, 1996
--------------------------------   Financial Officer and
(Roger) Li Yuen Fai                Director


/s/ (Franco) Ho Cho Hing           Director                     October 21, 1996
--------------------------------
(Franco) Ho Cho Hing

/s/ (Dickens) Chang Shing Yam      Chief Accounting Officer     October 21, 1996
--------------------------------
(Dickens) Chang Shing Yam

/s/ Philip P.Y. Yuen               Director                     October 21, 1996
--------------------------------
Philip P.Y. Yuen

/s/ George Raffini                 Director                     October 21, 1996
--------------------------------
George Raffini

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.      Description                                          Page
----------       -----------                                          ----

  4.1            1995 Sunbase Asia, Inc. Stock Option Plan             8

  5.1            Opinion of Loeb & Loeb LLP                           18

 23.1            Consent of Ernst & Young                             20